Exhibit 99.3

Heritage Commerce Corp Announces $15 Million Share Repurchase

San Jose, California — July 25, 2024 — Heritage Commerce Corp (NASDAQ: HTBK) (the "Company") the holding company of Heritage Bank of Commerce (the "Bank") today announced that its Board of Directors (the “Board”) adopted a share repurchase program (the “Repurchase Program”) under which the Company is authorized to repurchase up to $15 million of the Company’s shares of its issued and outstanding common stock.

"From time to time, we believe Heritage’s shares are undervalued and repurchases represent a value-enhancing deployment of capital,” said Clay Jones, President and Chief Executive Officer. "We are confident about the growth of our Company, and we believe that when our shares are undervalued, repurchases represent a value-enhancing deployment of capital. We believe this Repurchase Program will enhance the return on our tangible common equity. As we look at the broader landscape, and the strategic opportunities before us, we will remain financially disciplined with a clear focus on executing against our strategic plan and delivering value for our shareholders.”

Under the Repurchase Program, the Company is authorized to purchase up to $15 million of its common stock from time-to-time in open market transactions, made pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The actual timing, price, value and amount of any repurchases under the Repurchase Program will depend on various factors, including the market price of the Company’s common stock, trading volume, general market conditions and other corporate and economic considerations, including the best interests of our shareholders. The Company has entered into an agreement with Keefe, Bruyette & Woods to assist in repurchasing shares of Company common stock as part of the Repurchase Program.

The Repurchase Program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Repurchase Program does not obligate the Company to purchase any particular number of shares. Unless otherwise suspended or terminated, the Repurchase Program expires on July 31, 2025.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not perform a part of, this release or of our filings with the Securities and Exchange Commission.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. The Bank does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements, whether to reflect new information, future events, or otherwise, except as required by law.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com